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                           ALL-COMM MEDIA CORPORATION

                                       AND

                          CRUTTENDEN ROTH INCORPORATED

                                       AND

                             LT LAWRENCE & CO., INC.

                                  UNDERWRITERS'

                                WARRANT AGREEMENT

                          Dated as of January __, 1997

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        UNDERWRITERS' WARRANT AGREEMENT dated as of January __, 1997 among
ALL-COMM MEDIA CORPORATION, a Nevada corporation (the "Company"), CRUTTENDEN ROTH INCORPORATED (the "Lead Representative") and LT LAWRENCE & CO., INC. (the "Other Representative" and collectively with the Lead Representative referred to as the "Representatives").

                              W I T N E S S E T H:

        WHEREAS, the Company proposes to issue to the Representatives warrants to purchase up to an aggregate of 210,000 shares of Common Stock (as hereinafter defined); and

        WHEREAS, the Representatives have agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof among the Representatives, the other underwriters set forth on Schedule A attached thereto (the "Underwriters") and the Company, to act as the representatives of the Underwriters in connection with the proposed public offering of up to 2,100,000 shares of Common Stock at a public offering price of $_.__ per share of Common Stock (the "Public Offering"), of which 1,750,000 shares are to be sold by the Company and 350,000 shares are to be sold by the Selling Stockholders (as such term is defined in the Underwriting Agreement); and

        WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representatives in consideration for, and as part of the Representatives'


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compensation in connection with, the Representatives' acting in such capacity pursuant to the Underwriting Agreement.

        NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of one mill ($.001) per warrant, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

        "Additional Shares of Nonpreferred Stock" shall mean all shares of Nonpreferred Stock issued by the Company after the date of original issuance of the Warrants, other than the Warrant Stock.

        "Affiliate" means a Person (1) that directly or indirectly controls, is controlled by or is under common control with, the Company, (2) that beneficially owns ten percent (10%) or more of the Voting Stock of the Company, or (3) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interests) of which is owned by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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        "Appraised Value" shall mean the fair market value of all outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), as determined by a written appraisal prepared by an appraiser acceptable to the Company and the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), with consideration given to the effect of a noncompete covenant signed by the seller and employment agreements signed by key management personnel of the Company (and of its subsidiaries), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for nonmarketability of Common Stock of the Company. In the event that the Company

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and said holders cannot, in good faith, agree upon an appraiser, then the
Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser, and such third appraiser shall be directed to prepare such a written appraisal (the "Appraisal") and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. Except as otherwise set forth herein, the entire cost of the appraisal process shall be borne by the Company, but the cost thereof shall be deemed an account payable of the Company and shall be considered in the determination of the Appraised Value.

        "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of California or New York are required or permitted to close.

        "Certificate of Incorporation" shall mean the articles of incorporation of the Company, as in effect on the date of issuance of the Warrants and as at any time amended or otherwise modified.

        "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

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        "Common Stock" shall mean the Company's authorized Common Stock, par value $.01 per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of the Warrants, and any stock into which such Common Stock may thereafter be changed or exchanged, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of Common Stock upon any reclassification thereof.

        "Company" shall mean All-Comm Media Corporation, a Nevada corporation.

        "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Nonpreferred Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

        "Current Market Price" per share of Common Stock for the purposes of any provision of this Agreement or the Warrants at the date herein or therein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

               (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for twenty (20) consecutive Business Days commencing twenty (20) Business Days before

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such date. The market price for each such Business Day shall be, if the Common
Stock is traded on a national securities exchange or in the over-the-counter market, its closing bid quotation on the next preceding Business Day on the principal market for the Common Stock.

              (ii) If the Current Market Price per share of Common Stock cannot be ascertained by the method set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price).

        "Current Warrant Price" per share of Common Stock, for the purpose of any provision of this Agreement or the Warrants at the date herein or therein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

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        "Exercise Price" shall mean the purchase price per Stock Unit as set forth in Section 2 of this Agreement and on the first page of the Warrants on the date of original issuance of the Warrants and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 6.

        "Holder" or "Holders" shall mean, initially, the Lead Representative and the Other Representative and thereafter any Person that is or Persons that are the registered holder(s) of the Warrants or Warrant Stock as registered on the books of the Company.

        "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

        "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

        "Public Offering" shall have the meaning set forth in the preamble of this Agreement.

        "Register", "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registrable Securities" shall mean the Common Stock held from time to time by the Holders pursuant to their exercise of

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the Warrants; provided, however, that Registrable Securities shall not include any shares of Common Stock which have been previously Registered and sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement were not transferred.

        "Registration Expenses" means all expenses incurred in effecting any Registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees under state securities or blue sky laws of any jurisdictions, and expenses of any regular or special audits incident to or required by any such Registration, and, in connection with the first requested Registration pursuant to Section 12.3 only, the fees and disbursements (not to exceed $15,000) of one counsel for the selling Holders, but shall not include Selling Expenses, fees and disbursements of additional counsel for the Holders and the compensation of regular employees of the Company, which compensation shall be paid in any event by the Company.

        "Restricted Certificate" shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in Section 12.1.

        "Restricted Securities" shall mean Restricted Stock and Restricted Warrants.

        "Restricted Stock" shall mean Common Stock evidenced by a Restricted Certificate.

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        "Restricted Warrant" shall mean a Warrant evidenced by a Restricted
Certificate.

        "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        "Securities" shall mean the Warrants issued to the Holders pursuant to this Agreement, and the certificates and other instruments from time to time evidencing the same.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

        "Seller" shall mean a holder of Restricted Securities of the Company for which the Company shall be required to file a registration statement or which shall be registered under the Securities Act at the request of such holder pursuant to any of the provisions of Section 12. Neither the Company nor any of its Affiliates shall be deemed a "Seller" for any purposes of this Agreement.

        "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securi-

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ties and fees and disbursements of counsel for any Holder (other than fees and disbursements of counsel to the Holders included in Registration Expenses).

        "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the date of original issuance of the Warrants and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in
Section 6.

        "Voting Stock" shall mean any equity security entitling the holder of such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

        "Warrant Stock" shall mean the shares of Common Stock purchasable by the Holder of a Warrant upon the exercise of such Warrant.

        "Warrants" shall mean the warrants issued pursuant to this Agreement evidencing rights to purchase up to an aggregate of 210,000 Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

        Certain other capitalized terms used in this Agreement and the Warrants are defined elsewhere in this Agreement.

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        2. Grant. The Lead Representative and the Other Representative (along with any Holder(s) to whom they shall transfer any Warrants) are hereby granted the right to purchase, at any time commencing on the first anniversary of the effective date of the registration statement filed by the Company in connection with the Public Offering until 5:30 P.M., New York time, on January __, 2002 (the "Expiration Date"), up to 168,000 and 42,000 shares of Common Stock, respectively at an initial exercise price, of $_.__ per share (120% of the initial price to public of Common Stock in the Public Offering) (the "Initial Exercise Price"), subject to adjustment as provided in Section 6 hereof, and subject to the terms and conditions of this Agreement.

        3. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement or otherwise agreed to by the Representatives and the Company.

        4. Exercise of Warrant; Repurchase Rights. The Holders may, subject to the provisions of Section 2 above, exercise the Warrants in whole at any time or in part from time to time for the number of Stock Units which any such Holder is then entitled to purchase thereunder. The Holders may exercise the Warrants, in whole or in part, by either of the following methods:

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               (a) A Holder may deliver to the Company at its office maintained pursuant to Section 17 for such purpose (i) a written notice of such Holder's election to exercise the Warrants, which notice shall specify the number of Stock Units to be purchased, (ii) the applicable Warrant Certificates and (iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds; or

               (b) A Holder may also exercise the Warrants held by such Holder, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Company at its office maintained pursuant to Section 17 for such purpose (i) a written notice of such Holder's election to exercise the Warrants, which notice shall specify the number of Stock Units to be delivered to such Holder and the number of Stock Units with respect to which the Warrants are being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the Holder, and (ii) the applicable Warrant Certificate(s). For purposes of this subparagraph (b), each Stock Unit as to which the Warrants are surrendered shall be attributed a value equal to the product of (x) the Current Market Price per share of Common Stock minus the Current Warrant Price per share of Common Stock, multiplied by (y) the number of shares of Common Stock then comprising a Stock Unit.

        Notwithstanding anything to the contrary contained in this Agreement or the Warrants, if immediately prior to the Expiration Date, the Exercise Price shall be less than the then Current

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Market Price, then the Warrants shall be deemed exercised without further action on the part of any Holder, notwithstanding that such Holder did not deliver notice of exercise, as provided for in this Section 4.

        Any notice required under this Section 4 may be in the form of the Subscription Form attached hereto as Exhibit B. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

        The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or, subject to Section 12, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares with all rights pursuant thereto, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If the Warrants shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant Certificate dated the date it is issued, evidencing the rights of

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such Holder to purchase the remaining Stock Units called for by the Warrants held by such Holder, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate(s) surrendered, or, at the request of such Holder, appropriate notation may be made on the Warrant Certificate surrendered and such Warrant Certificate shall be returned to such Holder.

        The Company shall pay all expenses, taxes (other than income or similar taxes imposed on any Holder) and other charges payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4. Whenever shares of Common Stock are to be issued upon exercise of the Warrants in the manner provided in paragraph (b) of this Section 4, unless the Holder shall have delivered to the Company a certificate or other evidence reasonably satisfactory to the Company that the Holder is not subject to withholding taxes, the Company shall have the right to require the Holder to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such shares. If the Holder fails to remit such amount or to deliver such other evidence that it is not subject to such withholding taxes prior to the scheduled date for delivery of such shares, the Company shall be entitled to withhold such number of shares of Common Stock purchased upon exercise of the Warrants as is sufficient to satisfy all withholding tax requirements.

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        All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free and clear of any and all liens, claims and other encumbrances thereon.

        Except as may otherwise be required by law, the Company shall not close its books against the transfer of the Warrants or of any share of Warrant Stock in any manner which interferes with the timely exercise of the Warrants. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of the Warrants is at all times equal to or less than the Exercise Price then in effect.

        The Company shall issue certificates for fractional shares of stock upon any exercise of the Warrants whenever, in order to implement the provisions of this Agreement, the issuance of such fractional shares is required.

        5. Transfer, Division and Combination. Subject to Section 12, the Warrants and all rights thereunder and under this Agreement are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of the applicable Warrant Certificates at the office of the Company maintained for such purpose pursuant to Section 17, together with a written assignment in the form attached hereto as Exhibit C duly executed by the Holder thereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and

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payment the Company shall, subject to Section 12, execute and deliver a new
Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the Warrant Certificate(s) so surrendered shall promptly be cancelled. If and when any of the Warrant Certificates is assigned in blank (in case the restrictions on transferability in Section 12 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer thereof as the absolute owner of the Warrants represented by such Warrant Certificate(s) for all purposes and the Company shall not be affected by any notice to the contrary. The Warrants, if properly assigned in compliance with this Section 5 and Section 12, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant Certificate issued.

        The Warrants may, subject to Section 12, be divided or combined with other Warrants upon presentation of the Warrant Certificate(s) therefor at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the Holder thereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 12, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver one or more new Warrant Certificate(s) in exchange for the Warrant Certificate(s)

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representing the Warrants to be divided or combined in accordance with such notice.

        The Company shall pay all expenses, taxes (other than the aforementioned stock transfer taxes) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrant Certificates under this Section 5.

        The Company agrees to maintain, at its aforesaid office, books for the registration and transfer of the Warrants.

        6. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this Section 6 and in Section 7. The Company shall not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following subsections 6.1 through 6.3 without at the same time taking like action with respect to its Nonpreferred Stock of each other class; and the Company shall not create any class of Nonpreferred Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date of original issuance of the Warrants.

        6.1. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

               (a) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a divi-

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        dend payable in, or other distribution of, Nonpreferred  Stock, or

               (b) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

               (c) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution, subdivision or combination by a fraction (i) the numerator of which is the total number of shares of Common Stock outstanding prior to such distribution, subdivision or combination, and (ii) the denominator of which is the total number of shares of Common Stock outstanding immediately after such distribution, subdivision or combination.

               6.2. Issuance of Additional Shares of Nonpreferred Stock. In case at any time or from time to time the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any Additional Shares of Nonpreferred Stock for a consideration per share less than the Current Market Price per share of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction (i) the numerator of which is an amount equal to the sum of
(1) the total number of shares of Common Stock outstanding immediately prior to

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the issuance or sale of such shares, multiplied by the Current Market Price in effect immediately prior to such issuance or sale, and (2) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, and (ii) the denominator of which is the total number of shares of Common Stock outstanding immediately after such issuance or sale multiplied by the Current Market Price in effect immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation. For purposes of this subsection 6.2, the date as of which the Current Warrant Price and the Current Market Price per share of Common Stock shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Nonpreferred Stock, or (ii) the date of actual issuance of such Additional Shares of Nonpreferred Stock. The provisions of this subsection
6.2 shall not apply to any issuance of Additional Shares of Nonpreferred Stock for which an adjustment is provided under subsection 6.1 of this Section 6. No adjustment of the Exercise Price shall be made under this subsection 6.2 upon the issuance of any Additional Shares of Nonpreferred Stock which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been

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made upon the issuance of such options, warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any option, warrant or other right therefor) pursuant to subsection 6.3 of this Section 6.

        6.3. Issuance of Warrants, Options or Other Rights. In case at any time or from time to time the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options, Convertible Securities or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities and the consideration per share for which additional shares of Nonpreferred Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share of Common Stock, then the Exercise Price shall be adjusted as provided in subsection 6.2 of this Section 6 on the basis that (i) the maximum number of Additional Shares of Nonpreferred Stock issuable pursuant to all such warrants, options, Convertible Securities or other rights or necessary to effect the conversion or exchange of all such warrants, options, Convertible Securities or other rights shall be deemed to have been issued as of the date specified in the last sentence of this subsection 6.3, and (ii) the aggregate consideration for such maximum number of Additional Shares of Nonpreferred Stock shall be deemed to be the minimum consideration received and receivable by the Company

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for the issuance of such Additional Shares of Nonpreferred Stock pursuant to such warrants, options, Convertible Securities or other rights. For purposes of this subsection 6.3, the computation date for subclause (i) above and as of which the Current Warrant Price and the Current Market Price per share of Common Stock shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive any such warrants, options, Convertible Securities or other rights, (y) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options, Convertible Securities or other rights, and (z) the date of actual issuance of such warrants, options, Convertible Securities or other rights.

        6.4. Upon each adjustment to the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock comprising a Stock Unit shall be adjusted by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction, (i) the numerator of which is a number equal to the Exercise Price in effect immediately prior to such adjustment, and (ii) the denominator of which is the adjusted Exercise Price.

        6.5. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock

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Unit and the Exercise Price hereinabove provided for in this Section 6:

               (a) Treasury Stock. The sale or other disposition of any issued shares of Nonpreferred Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this Section 6.

               (b) Computation of Consideration. To the extent that any Additional Shares of Nonpreferred Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Nonpreferred Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Nonpreferred Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors. If such determination is objected to by the Holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser chosen in the manner specified in the definition of Appraised Value. The fees and expenses of any appraisers shall be paid by the Company. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrants, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Nonpreferred Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Nonpreferred Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Nonpreferred Stock, the Company shall be deemed to have received for such Additional Shares of Nonpreferred Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

               (c) When Adjustments to Be Made. The adjustments required by the preceding subsections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment shall be made except pursuant to subsection 6.1 of this Section 6 if it would decrease the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (d)    Fractional Interests. In computing adjustments under this
Section 6, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

               (e) When Adjustment Not Required. If the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

        6.6. Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each Holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Nonpreferred Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Nonpreferred Stock of the Company, there shall be either, at the Holder's option, (i) a reduction of the Exercise Price equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Nonpreferred Stock of the Company, or (ii) such Holder shall have the right to receive, upon exercise of its Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Nonpreferred Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event. Such fair value shall be determined in good faith by the Board of Directors, provided that if such determination is objected to by the Holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser selected in the manner specified in the definition of Appraised Value. The fees and expenses of any appraisers shall be paid by the Company. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6. For the purposes of this Section 6 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this subsection 6.6 shall similarly apply to successive mergers, consolidations or dispositions of assets.

        6.7. Other Action Affecting Nonpreferred Stock. In case at any time or from time to time the Company shall take any action affecting its Nonpreferred Stock, other than an action described in any of the foregoing subsections 6.1 to 6.6, inclusive, of this Section 6, then, unless in the opinion of the Board of Directors such action shall not have a materially adverse effect upon the rights of the Holders of the Warrants, the number of shares of Common Stock or other stock comprising a Stock Unit, or the Exercise Price thereof, shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

        6.8. No Adjustment of Exercise Price in Certain Cases. Notwithstanding anything to the contrary contained in this Section 6, no adjustment of the Exercise Price shall be made:

                      (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants;

                      (b) Upon the issuance of options to purchase a maximum of 1,450,000 shares of Common Stock pursuant to the 1991 Stock Option Plan as described in the registration statement relating to the Public Offering;

                      (c) Upon the conversion or exercise of currently outstanding securities or other contractual rights, or options, warrants or other contractual rights to be issued concurrently with the Public Offering, in each case as disclosed in the registration statement relating to the Public Offering; and

                      (d) If the amount of said adjustment shall be less than two cents (2(cent)) per share of Warrant Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per share of Warrant Stock.

        7.     Notice to Warrant Holders.

        7.1. Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith obtain a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 6.5(b) or Section 6.6) and specifying the number of shares of Common Stock comprising a Stock Unit and, if such adjustment was made pursuant to Section 6.6 or Section 6.7, describing the number and kind of any other shares of stock comprising a Stock Unit and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within three (3) Business Days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each Holder of Warrants in accordance with Section 18. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 17, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a warrant designated by a holder thereof.

        7.2. Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock (other than a cash dividend), (b) to offer to the holders of its Nonpreferred Stock rights to subscribe for or to purchase any Additional Shares of Nonpreferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Nonpreferred Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Nonpreferred Stock), (d) to effect any capital reorganization, (e) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall deliver to each Holder of a Warrant, in accordance with
Section 18, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which shall comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which shall be required as a result of such action. Such notice shall be so delivered not less than thirty (30) days prior to (i) the record date for determining holders of the Nonpreferred Stock for purposes of any action covered by clause (a) or (b) above, and

(ii) in the case of any other such action, the date of the taking of such proposed action or the date of participation therein by the holders of Nonpreferred Stock, whichever shall be the earlier.

        8. Reservation and Authorization of Nonpreferred Stock; Registration with or Approval of any Governmental Authority. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall not amend the Certificate of Incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of any shares of Nonpreferred Stock. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such conversion, as the case may be, shall be duly and validly issued and fully-paid and nonassessable.

        Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

        Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        If any shares of Common Stock required to be reserved for issuance upon exercise of warrants require registration with any governmental authority under any federal or state law (otherwise than as provided in Section 12) before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

        9. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of Section 6 refers to the taking of a record of such holders, the Company shall in each such case take such a record and shall take such record as of the close of business on a Business Day. The Company shall not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

        10. Taxes. The Company shall pay all taxes (other than federal, state, local or foreign income taxes and the stock transfer taxes referred to in
Section 5) which may be payable in connection with the execution and delivery of this Agreement or the Warrants or the issuance and sale of the Restricted Securities hereunder or in connection with any modification of the Restricted Securities and shall save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Whenever shares of Common Stock are to be issued upon exercise of the Warrants in the manner provided in paragraph (b) of Section 4, unless the Holder shall have delivered to the Company a certificate or other evidence reasonably satisfactory to the Company that the Holder is not subject to withholding taxes, the Company shall have the right to require the Holder to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such shares. If the Holder fails to remit such amount or to deliver such other evidence that it is not subject to such withholding taxes prior to the scheduled date for delivery of such shares, the Company shall be entitled to withhold such number of shares of Common Stock purchased upon exercise of the Warrants as is sufficient to satisfy all withholding tax requirements. The obligations of the Company and the Holders under this Section 10 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

        11. No Participating Preferred Stock. So long as any Warrant remains outstanding, the Company shall not issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets.

        12. Restrictions on Transferability. The Restricted Warrants shall not be transferable except to officers, directors or principals of and/or successors to the Representatives.The Restricted Stock shall not be transferable except upon the conditions specified in this Section 12. Each transferee shall be subject to the same transfer restrictions imposed on the Holder by this Agreement. Any transfer of Restricted Securities in violation of this Section 12 shall be null and void.

        12.1. Restrictive Legend. Unless and until otherwise permitted by this
Section 12, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

        12.2. Notice of Proposed Transfers; Request for Registration.

               (a) Prior to any transfer or attempted transfer of any Restricted Securities, the Holder of a Restricted Certificate therefor shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail.

               (b) Upon receipt of such notice, the Company may request an opinion of counsel of such Holder to the effect that such proposed transfer may be effected without registration under the Securities Act. Upon receipt of such opinion, or if the Company does not request such an opinion, within ten (10) Business Days after receiving notice of the proposed transfer, the Company shall, as promptly as practicable, so notify the Holder of such Restricted Certificate and such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 12.1, unless in the opinion of the Company or the opinion of such counsel, if requested, pursuant to Rule 144(k) promulgated pursuant to the Securities Act or otherwise, such legend is not required in order to ensure compliance with the Securities Act. The fees and expenses of counsel for any such opinion shall be paid by the Company.

               (c) If in the opinion of the Company or, if requested, the opinion of counsel of such Holder, the proposed transfer of the Restricted Securities evidenced by such Restricted Certificate may not be effected without registration under the Securities Act, the Company shall, as promptly as practicable, so notify the Holder thereof.

        12.3. Requested Registration. If at any time commencing after the first anniversary of the effective date of the Public Offering and expiring four (4) years thereafter, the Holders of Warrants or Warrant Stock representing a majority of the shares of Warrant Stock issued or issuable on the exercise of Warrants then outstanding shall request the Company to effect the Registration of some or all of their Restricted Securities under the Securities Act, the Company shall promptly give written notice of such proposed Registration to all Holders of outstanding Restricted Securities and thereupon shall, as expeditiously as

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



possible, use its best efforts to effect the Registration under the Securities Act (and to keep such Registration effective as to permit the sale for not less than six (6) months) of:

               (a) the Restricted Securities which the Company has been requested to Register for disposition by the prospective Seller(s) in accordance with the intended method of disposition described in the request from such Seller(s); and

               (b) all other Restricted Securities, the Holder or Holders of which shall have made written request (stating the intended method of disposition of such securities by the prospective Seller or Sellers) to the Company for Registration thereof within thirty (30) days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective Seller or Sellers of the Restricted Securities so Registered; provided, however, that the Company will not be obligated to effect a requested Registration pursuant to this Section 12.3 more than once every 12 months during such four (4) year period.

        In the case of an underwritten public offering of Restricted Securities to be so registered, if the lead underwriter advises the Company that the number of securities to be so registered is too large a number to be reasonably sold, the number of such securities sought to be registered by each Seller shall be reduced, pro rata in proportion to the number of securities sought to be registered by all Sellers, to the extent necessary to reduce the number of securities to be registered to the number recommended by the lead underwriter.

        Without the prior written consent of the Lead Representative (which consent shall not be unreasonably withheld or delayed), the Company shall not grant to any Person at any time on or after the date of this Agreement the right (a "Participation Right") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any Holder of its rights under this Section 12.3 unless such Participation Right provides that such securities shall not be registered and sold at the same time if the lead underwriter for the Seller or Sellers advises the Company in writing that sale of such securities would adversely affect the amount of, or price at which, the respective Restricted Securities being registered under this Section 12.3 can be sold.

        The Company agrees (i) not to effect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act, during the ten (10) day period prior to, and during the one hundred and eighty (180) day period beginning on, the closing date of an underwritten offering made pursuant to a registration statement filed pursuant to this Section 12.3 and (ii) use its best efforts to cause each holder of its equity securities or securities convertible into equity securities (other than equity securities distributed as part of such public offering) purchased from the Company at any time prior to, on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period.

        The Company recognizes that money damages may be inadequate to compensate a Holder for a breach by the Company of its obligations under this
Section 12.3 and Sections 12.4 and 12.6 below, and the Company agrees that in the event of such a breach the Holder may apply for an injunction or specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Holder the benefits of this Section 12.3 and Sections 12.4 and 12.6 and that the Company shall not object to such application, entry of such injunction or granting of such other equitable remedies on the grounds that money damages shall be sufficient to compensate the Holder.

        12.4. "Piggyback" Registration.

               (a) If at any time commencing after the first anniversary of the effective date of the Public Offering and expiring six (6) years thereafter, the Company shall determine to Register any of its securities either for its own account or for the account of any holder of its securities (including a Holder), other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a Rule 145 transaction or a Registration on any Registration form that does not permit secondary sales, the Company will:

                      (1) promptly give to each Holder written notice thereof;

                      (2) include in such Registration (and any related qualification under state securities or other blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 12.4(b) hereof. Any such written request may specify all or a part of a Holder's Registrable Securities.

               (b) If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 12.4(a) hereof. In such event, the right of a Holder to Registration pursuant to this Section 12.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 12.4, if the underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the Registration and underwriting, and the number of shares to be included in such underwriting or Registration shall be allocated as set forth in Section 12.13 hereof.

        12.5. Expenses of Registration. All Registration Expenses incurred in connection with (i) any Registration, qualification or compliance pursuant to
Section 12.4 and (ii) the first Registration requested pursuant to Section 12.3 shall be borne by the Company. All Selling Expenses relating to the Registrable Securities so Registered and all Registration Expenses relating to the Registrable Securities Registered pursuant to the second and any subsequent requested Registration pursuant to Section 12.3 shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares of Registrable Securities so Registered on their behalf.

        12.6. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 12, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such Registration if (1) the Company shall have delivered to such Holder an opinion of counsel to the Company, addressed to such Holder and reasonably satisfactory in form and substance to such Holder to the effect that such Registrable Securities proposed to be included may lawfully be so disposed of without Registration or (2) within a period of one hundred and eighty (180) days after the effective date of any previous such Registration. If the Company shall receive a written request pursuant to this Section 12.6 for Registration from the holders of a majority of the Warrants or Warrant Stock then outstanding, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that Holders have requested within twenty (20) days after receipt of the Company's notice to be registered under the Securities Act. Any registration statement filed pursuant to this Section 12.6 may, subject to the provisions of
Section 12.13 hereof, include other securities of the Company with respect to which Registration rights have been granted.

        12.7. Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 12, the Company will keep each Holder advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, the Company will:

               (a) prepare and file with the Commission a registration statement with respect to such securities as soon as possi-ble, but in no event more than thirty (30) days following receipt of demand therefor and cause such registration statement to become effective; provided that no such registration statement will be filed by the Company until counsel for the Sellers of securities included therein shall have had a reasonable opportunity to review the same and to exercise their rights under clause (k) below with respect thereto and no amendment to any such registration statement naming such Sellers as selling shareholders shall be filed with the Commission until such Sellers shall have had at least seven days to review such registration statement as originally filed and theretofore amended and to exercise their rights under clause (k) below;

               (b) Keep such registration effective for a period of one hundred and eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred and eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

               (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               (e) Register or qualify the securities covered by such registration statement under the state securities laws and blue sky laws of such jurisdictions as shall be requested by the Holders of the securities covered by such registration statement;

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               (f) At the time when any Registration statement pursuant to this
Section 12 becomes effective, and at the time when any post-effective amendment thereto becomes effective, furnish to the Holder or Holders of the Registrable Securities being registered under such Registration statement, an opinion of counsel satisfactory to such Holder or Holders to the effect that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act,
(2) the Registration statement and the prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act,
(3) such counsel has no reason to believe that the Registration statement, the prospectus, or any amendment or supplement thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (4) the descriptions in the Registration statement, the prospectus and any amendment or supplement thereto of statutes, legal and governmental proceedings, and contracts or other documents are accurate and fairly present the information required to be shown, and such counsel does not know of any legal or governmental proceedings required to be described in the Registration statement, the prospectus or any amendment or supplement thereto which are not described as required, nor of any contracts or documents of a character required to be described in the Registration statement or prospectus or any amendment or supplement thereto, or to be filed as exhibits to the Registration statement which are not described and filed as required, provided that such counsel need not express any opinion as to the financial statements and other financial or statistical information and financial schedules included in or omitted from any such Registration statement, prospectus or amendment or supplement thereto.

               (g) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading or incomplete in the light of the circumstances then existing;

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



               (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (k) Enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further than if the underwriter so requests the underwriting agreement will contain customary contribution provisions and cooperate with such underwriters and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Restricted Securities in the manner contemplated by the related registration statement, in each case to the same extent as if all the securities then being offered were for the account of the Company, and the Company will provide to any Seller of Restricted Securities, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any Seller or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

               (l) Furnish or cause to the be furnished to each Seller of Restricted Securities covered by such registration statement, addressed to such Sellers, a copy of the "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, delivered on the closing date to the underwriters of such Restricted Securities.

        12.8. Furnish Information. The Holder or Holders of Registrable Securities included in any Registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Section 12.

        12.9.  Indemnification.

               (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which Registration, qualification, or compliance has been effected pursuant to this Section 12; and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 12.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company of such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling such Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 12.9(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Each party entitled to indemnification under this Section
12.9 (the "Indemnified Party") shall give notice to the party required to provide indemnity (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 12, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 12.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party hereunder as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of the parties under this Section 12.9 shall survive the completion of the offering of Registrable Securities under the registration statement and otherwise.

        12.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders (which consent shall not be unreasonably withheld or delayed), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any Registration rights the terms of which are more favorable than the Registration rights granted to the Holders hereunder.

        12.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees, so long as any Holder owns Registrable Securities, to:

               (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

               (b) File with the Commission in a timely manner all reports and other documents required of the company under the Securities Act and the Exchange Act at all times that it is subject to such reporting requirements;

               (c) Furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        12.12. Transfer or Assignment of Registration Rights. The rights of any Holder under this Agreement including, without limitation, the Registration rights under this Section 12 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 1,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such Registration rights are being transferred or assigned.

        12.13. Allocation of Registration Opportunities. Subject to the provisions of any registration rights agreement entered into by the Company prior to the date hereof and disclosed in the registration statement relating to the Public Offering, in any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with Registration rights (the "Other Shares") requested to be included in a Registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata based upon the respective number of shares requested to be so included by the Holders and such other selling stockholders. In the event a Holder or other selling stockholder subsequently withdraws or reduces a request for inclusion in such Registration of its Registrable Securities or Other Shares, as the case may be, the number of Registrable Shares and Other Shares which may be so included shall be re-allocated in the same manner. The Company may not limit the number of Registrable Securities to be included in a Registration pursuant to this Agreement in order to include in such Registration securities registered for the Company's own account.

        12.14. Suspension of Registration Rights. No Holder may request Registration pursuant to Section 12.6 at any time that all Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

        12.15. Exercise Not Required. Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness of any Registration.

        13. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        14. Loss or Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Warrant Holder's or any other institutional Warrant Holder's indemnity

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



being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

        15. Furnish Information. The Company agrees that it shall deliver to the Holder(s) of record of the Warrants promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

        16. Supplements and Amendments. This Agreement and the terms of the Warrants, and the observance of any term herein or therein, may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants; provided, however, that the Company and the Lead Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Lead Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Lead Representative may deem necessary or desirable

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and which the Company and the Lead Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates; and provided, further, however, that, except as provided herein, no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.

        17. Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office in Culver City, California where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 400 Corporate Pointe, Suite 780, Culver City, California 90230, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holders of all outstanding Warrants.

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        18.    Notices Generally.

        18.1. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent:

               (a) if to Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715-1009, or at such other address as it may have furnished in writing to the Company and all other Holders of Warrants and Warrant Stock at the time outstanding;

               (b) if to LT Lawrence & Co., Inc., 3 New York Plaza, New York, New York 10004, or at such other address as it may have furnished in writing to the Company and all other Holders of Warrants and Warrant Stock at the time outstanding;

               (c) if to the Company, 400 Corporate Pointe, Suite 780, Culver City, California 90230, or at such other address as it may have furnished in writing to all Holders of Warrants and Warrant Stock at the time outstanding; or

               (d) if to any other Person who is the registered Holder of any Warrants or Warrant Stock, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

        18.2. Any notice shall be deemed to have been duly delivered (a) when delivered by hand, if personally delivered, (b) if sent by mail to a party whose address is in the same country as the sender, two Business Days after being deposited in the mail, postage prepaid, (c) if sent by facsimile transmission

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



on a Business Day, when receipt is acknowledged or, if sent on a day that is not a Business Day, on the next Business Day following the day on which receipt is acknowledged and (d) if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (i) being telecopied and (ii) delivery to such courier.

        19. Rights of Action. All rights of action with respect to this Agreement are vested in the respective registered Holders of the Warrants, and any registered Holder of a Warrant may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

        20. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

        21. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICTS OF LAWS.

        The Company, the Representatives and the Holders hereby agree that any action, proceeding or claim against it arising out

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



of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representatives and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representatives and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 18 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representatives and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

        22. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing

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



duly signed by the party against whom enforcement of the modification or amendment is sought.

        23. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

        24. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

        25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representatives and any other registered Holder(s) of the Warrant Certificates or Warrant Stock any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representatives and any other Holder(s) of the Warrant Certificates or Warrant Stock.

        26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                  ALL-COMM MEDIA CORPORATION

                                        By:
                                           --------------------------------
                                           Barry Peters
                                           Chairman of the Board and Chief
                                           Executive Officer


                                        CRUTTENDEN ROTH INCORPORATED

                                        By:
                                           --------------------------------
                                           [Name and Title]



                                        LT LAWRENCE & CO., INC.

                                        By:
                                           --------------------------------
                                           Joel L. Gold
                                           Executive Vice President

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                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, January __, 2002

No. W-                                                            _____ Warrants

                               WARRANT CERTIFICATE

               This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of Warrants to purchase initially, at any time from ________ __, 1998 until 5:30 p.m. New York time on January __, 2002 ("Expiration Date"), up to _____ fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock") of ALL-COMM MEDIA CORPORATION, a Nevada corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of January __, 1997 among the Company, Cruttenden Roth Incorporated and LT Lawrence & Co., Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate as provided in the Warrant Agreement.

               No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

               Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution or notice to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                       A-2



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



               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of January __, 1997

                                        ALL-COMM MEDIA CORPORATION

[SEAL]

                                        By:
                                           --------------------------------
                                           Barry Peters
                                           Chairman of the Board and Chief
                                           Executive Officer



                                       A-3



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



                                    EXHIBIT B

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Stock Units of All-Comm Media Corporation, a Nevada corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $__________), or hereby tenders Stock Units as payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to___________________________ ______________________________ whose address is ______________________________
and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.

Dated:

                                            -------------------------------
                                            (Signature of Registered Owner)


                                            -------------------------------
                                            (Street Address)


                                            -------------------------------
                                            (City)       (State) (zip Code)



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


                                    EXHIBIT C

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

                                                                 No. of Stock
           Name and Address of Assignee                             Units
           ----------------------------                             -----





and does hereby irrevocably constitute and appoint
______________________________ Attorney-in-Fact to make such transfer on the books of All-Comm Media Corporation, a Nevada corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

                                            -------------------------------
                                            Signature


                                            -------------------------------
                                            Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York, or by a firm having membership on the New York Stock Exchange.




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